Exhibit 99.1

WABCO Reports Q3 2015 Results; Sustains Its Outperformance of a Highly Volatile and Continuing Decreased Global Commercial Vehicle Market; Updates Guidance for 2015

•	Q3 2015 sales of $643.6 million, up 6.0 percent in local currencies and down 9.0 percent in U.S. dollars from a year ago

•	On a performance basis, Q3 2015 operating margin of 12.7 percent versus 13.4 percent a year ago; Q3 2015 diluted EPS of $1.39 versus $1.44 a year ago

•	On a U.S. GAAP basis, Q3 2015 operating margin of 4.6 percent versus 12.4 percent a year ago; Q3 2015 diluted EPS of $0.67 versus $1.37 a year ago, due to charges taken in Q3 2015 mostly associated with WABCO’s previously disclosed proposals to cease manufacturing operations at two production facilities in Western Europe

•	In Q3 2015, WABCO generated $113.4 million in net cash from operating activities and $98.3 million of performance free cash flow, resulting in a conversion rate of 93 percent year-to-date of performance net income attributable to the company

•	Updates guidance for full year 2015 to reflect market changes and adverse foreign exchange effects: sales growth to now range from 5.5 to 6.5 percent versus previous guidance from 6 to 9 percent in local currencies; full year 2015 diluted EPS on a performance basis to now range from $5.50 to $5.60 versus previous guidance from $5.60 to $5.85; and full year 2015 diluted EPS on a U.S. GAAP basis to now range from $4.12 to $4.22 versus previous guidance from $4.89 to $5.14

BRUSSELS, Belgium, October 22, 2015 – WABCO Holdings Inc. (NYSE: WBC), a leading innovator and global supplier of technologies that improve the safety and efficiency of commercial vehicles, today reported Q3 2015 sales of $643.6 million, up 6.0 percent in local currencies from a year ago and down 9.0 percent in U.S. dollars, reflecting significant strengthening of the U.S. dollar year on year.

“In Q3 2015, despite a decrease of 7 percent in new truck and bus builds globally, we once again demonstrated WABCO’s ongoing ability to generate sales growth that strongly outperforms the global commercial vehicle market relative to truck and bus production, as we increased sales by 6 percent in local currencies,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“As anticipated, Europe, our largest market, experienced its third quarter of sequential growth as new truck and bus builds expanded by 3 percent in Q3 2015, and we delivered strong outperformance by continuing to increase adoption of WABCO’s advanced safety and efficiency technologies,” said Esculier. “In North America, growth in truck and bus production has slowed to 2 percent; however, we significantly outperformed the market by 16 percentage points through sustained augmentation of WABCO content per vehicle.”

“In India in Q3 2015, WABCO benefited from a stronger than anticipated increase of 33 percent in new truck and bus builds due to pre-buy activity ahead of the government’s anti-lock braking mandate that went into effect in October 2015,” said Esculier.

“Also in Q3 2015, truck and bus production further degraded in both China and South America more suddenly and severely than we had expected. Nonetheless, WABCO strongly outperformed in China by 17 percentage points, the world’s largest market for commercial vehicles, where we continued to gain market share while at the same time increasing WABCO content per vehicle,” said Esculier. “In Brazil, where truck and bus builds dropped 50 percent, WABCO was able to contain its sales decline on par with the market.”

In Q3 2015, WABCO reported performance operating income of $81.5 million versus $94.8 million a year ago; performance operating margin of 12.7 percent versus 13.4 percent a year ago; and performance net income attributable to the company of $80.5 million or $1.39 per diluted share versus $86.5 million or $1.44 per diluted share a year ago.

In Q3 2015, WABCO reported U.S. GAAP operating income of $29.9 million versus $87.7 million a year ago; U.S. GAAP operating margin of 4.6 percent versus 12.4 percent a year ago; and U.S. GAAP net income attributable to the company of $38.8 million or $0.67 per diluted share versus $82.0 million or $1.37 per diluted share a year ago, due to charges taken in Q3 2015 mostly associated with WABCO’s previously disclosed proposals to cease manufacturing operations at two production facilities in Western Europe.

“In Q3 2015, amid the magnitude of sudden and abrupt swings in market demand by region, WABCO’s global supply chain was somewhat constrained in its ability to flex resources and to reduce operating costs in line with market dynamics,” said Esculier.

“Nonetheless, in Q3 2015, WABCO’s Operating System, our globally standardized management environment, delivered $17.8 million of materials and conversion productivity, another significant result. It generated gross materials productivity of 4.6 percent while also achieving conversion productivity of 6.3 percent in our factories spanning 4 continents, another continued robust result,” said Esculier.

During Q3 2015, WABCO generated $113.4 million in net cash from operating activities and $98.3 million of performance free cash flow, resulting in a conversion rate of 93 percent year-to-date of performance net income attributable to the company.

WABCO Commits to Deliver Additional Cost Savings

Given the high market volatility experienced in Q3 2015, WABCO has taken measures to increase its cost savings in operating expenses by an additional annualized $5 million, starting in Q4 2015, beyond its previously disclosed objective of $20 million through 2015. A year ago, WABCO initiated a comprehensive cost-reduction program by streamlining support operations, extending shared services and further leveraging its global organization, among other measures to reduce costs and increase operational efficiency.

“Our rigorous cost management strongly contributes to sustaining WABCO’s commitment to shareholders,” said Esculier. “In addition to driving product competitiveness and internal efficiency programs, we also continue to leverage our extensive global capability to source more materials and components from best cost countries.”

Since June 2011, WABCO has repurchased 15,181,759 shares for $1,158.5 million in open market transactions as of September 30, 2015. WABCO is further authorized to repurchase up to $313.3 million of additional shares through December 31, 2016.

Recent Highlights

WABCO reported in Q3 2015 that it has entered into a new long-term agreement as major supplier for a comprehensive range of advanced and conventional technologies with one of Russia’s largest heavy-duty commercial vehicle manufacturers. The new agreement marks further expansion of WABCO’s partnership with this customer as WABCO is now engaged as major supplier of anti-lock braking as well as electronic braking systems; traction control and electronic stability control; and electronically controlled air suspension, among other braking and air management products that help to improve vehicle safety and efficiency.

In Q3 2015, WABCO announced that GAZ Group, a long-time customer and Russia’s largest manufacturer of commercial vehicles, will adopt WABCO’s industry-leading MAXX™ single-piston air disc brakes on new truck platforms. This additional major supply agreement with GAZ Group helps to improve the safety and efficiency performance of their next generation of trucks while continuing to increase WABCO content per vehicle. MAXX air disc brakes (ADB) represent the industry’s lightest and highest performing single-piston ADB for commercial vehicles. Superbly engineered and compactly designed, MAXX braking technology fits virtually every wheel size of commercial vehicles around the globe.

WABCO reported in Q3 2015 that it has entered into several long-term supply agreements with JMCH, a new customer and an established major truck manufacturer based in China that is expanding into the heavy-duty truck segment. WABCO’s new business involves wheel-end solutions, including air-disc brakes, as well as conventional brake valves, other brake components and clutch servo technology. WABCO will support two new and separate platforms for the customer’s different brands of medium- and heavy-duty trucks. Series production is planned to begin in three years for the Chinese market and expected export to Southeast Asia. In addition to utilizing its world-class engineering and production capabilities in China, WABCO is serving JMCH by leveraging WABCO’s global engineering, supply chain and manufacturing resources in Europe, Turkey and Brazil.

In Q3 2015, North American joint venture Meritor WABCO announced that Thomas Built Buses, the world’s leading school bus manufacturer, will be the first to factory-install Meritor WABCO SmartTracTM electronic stability control (ESC) on its pneumatically braked Saf-T-Liner® C2 school buses. SmartTrac ESC is an active vehicle safety system that intervenes automatically when there is a high risk of rollover or directional instability that could lead to loss of vehicle control. This innovation further strengthens Thomas Built Buses in its leadership position in school bus safety.

North American joint venture Meritor WABCO announced in Q3 2015 that WABCO’s OnGuard™ collision mitigation system (CMS) is now available for use in medium-duty trucks, another first in the industry. Used extensively in heavy-duty trucks since 2007, OnGuard is North America’s leading CMS, with more than 90,000 systems and over 32 billion miles now on the road. More than 200 fleets are using the system to help keep their truck drivers and fellow motorists safe. OnGuard is a radar-based active safety system for commercial vehicles that offers collision warnings and collision mitigation with active braking, as well as adaptive cruise control. It detects objects ahead and measures the vehicle’s position in relation to others on the road to warn the driver of a possible rear-end collision by providing audible, visual and haptic warnings.

Recently, WABCO announced that it has successfully homologated advanced safety systems on the leading commercial vehicle platforms of two global coach manufacturers headquartered in Europe. WABCO’s OnGuardACTIVE™ advanced emergency braking system and OnLane™ lane departure warning system will enable coach builders Van Hool of Belgium and VDL Bus & Coach of the Netherlands to be fully compliant with European regulation on advanced driver assistance systems taking effect on November 1, 2015. Both coach makers have already launched series production of respective vehicle platforms for European markets, featuring these industry-leading WABCO safety technologies. In addition, both customers and related regulatory agencies utilized WABCO’s world-class engineering resources and test track in Germany for homologation. WABCO is the only commercial vehicle industry supplier that operates three exclusive test tracks, which are located in Jeversen, Germany; Rovaniemi, Finland; and Chennai, India.

Also in Q3 2015, WABCO opened a new facility in Chennai, India that will significantly expand its software engineering and shared services capabilities. WABCO plans to further leverage its world-class talent in India and expand its software engineering capabilities to support the local design of new products and systems for emerging markets as well as to contribute to the global development of advanced technologies for commercial vehicles. Since 2010, WABCO has more than doubled its software engineers in India to nearly 250 and anticipates adding 150 engineers over the next five years. The facility will also accommodate a team of approximately 110 professionals, who are dedicated to continuously improving the cost effectiveness and efficiency of WABCO’s business operations worldwide.

On September 23, 2015, WABCO announced proposals to cease manufacturing operations at two production facilities in Western Europe to preserve the company’s global competitiveness for certain mechanical products. WABCO presented proposals, in accordance with local labor laws and practices, to cease manufacturing at its facilities in Meppel, the Netherlands, and Claye-Souilly, France. These proposals would result in a total reduction of workforce of approximately 320 positions. Both of these factories make conventional mechanical components. Pending the outcome of the formal processes, production could cease at the Meppel facility by the second half of 2016, and at the Claye-Souilly plant in the second half of 2017, with production being transferred to other facilities within WABCO’s globally integrated supply chain.

North American joint venture Meritor WABCO recently earned the prestigious 2015 Platinum Supplier Award from Wabash National Corp. for excellence in quality and delivery performance. Meritor WABCO is one of two suppliers to win this award six times – the most of any Wabash supplier. Wabash, a leading manufacturer of semi-trailers in North America, has recognized key companies that went above and beyond to meet increasing customer demand and maximize productivity. Meritor WABCO supplies Wabash with SmartTrac™ trailer anti-lock braking, roll stability and InfoLink™ data gateway systems. InfoLink supports tag- and lift-axle control as well as tire inflation communication systems. These innovative products contribute to the safety and efficiency performance of Wabash semi-trailers in North America.

WABCO Updates Full Year 2015 Guidance

“Based on our current estimates of future market conditions – as well as adverse foreign exchange effects year on year – we believe it is timely to update WABCO’s previously disclosed guidance for full year 2015,” said Esculier.

WABCO expects full year 2015 sales growth to now range from 5.5 to 6.5 percent versus previous guidance from 6 to 9 percent in local currencies.

WABCO expects performance operating margin to now range from 13.4 to 13.7 percent versus previous guidance from 14.0 to 14.5 percent and operating margin on a U.S. GAAP basis to now range from 10.4 to 10.7 percent versus previous guidance from 12.9 to 13.4 percent.

WABCO expects diluted EPS on a performance basis to now range from $5.50 to $5.60 versus previous guidance from $5.60 to $5.85 and diluted EPS on a U.S. GAAP basis to now range from $4.12 to $4.22 versus previous guidance from $4.89 to $5.14.

In addition, WABCO expects in 2015 to convert more than 85 percent of its performance net income attributable to the company into performance free cash flow.

“This updated guidance still reflects WABCO’s continuous global outperformance of markets, while also demonstrating our ability to transform top-line growth into solid bottom-line results,” said Esculier. “We also reaffirm our commitment to generate a healthy incremental operating margin consistent with our financial operating framework and at the same time to deliver robust free cash-flow conversion.” Incremental operating margin refers to the ratio of year-on-year increase in performance operating income and WABCO’s growth in sales.

“Now, more than ever, we are demonstrating our passion for bringing differentiated and innovative, cost-effective, value-based solutions to commercial vehicle makers and fleet operators in every region of the world,” said Esculier. “We also remain fully confident in our ability to continue to deliver outstanding value for WABCO’s shareowners.”

Conference Call

Jacques Esculier, Chairman and Chief Executive Officer, and Prashanth Mahendra-Rajah, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at http://wabco.client.shareholder.com/ where the press release and financial information will be available under “WABCO Q3 2015 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on October 22 until midnight October 28, 2015. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 42588272.

About WABCO

WABCO (NYSE: WBC) is a leading innovator and global supplier of technologies that improve the safety and efficiency of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough products and systems for braking, stability, suspension, transmission automation, and aerodynamics. Today, all of the world’s leading truck, bus and trailer manufacturers have WABCO technologies onboard. In addition, WABCO provides the industry with advanced fleet management solutions and aftermarket services. WABCO reported sales of $2.9 billion in 2014. The company is headquartered in Brussels, Belgium, and has 11,000 employees worldwide. For more information, visit www.wabco-auto.com.

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q3 2015 results, several tables follow this news release. Sales excluding the effects of foreign exchange and EBIT are non-GAAP financial measures. Additionally, operating income, operating margin, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that may mask the underlying operating results of the company, as applicable. Performance free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software; and excludes streamlining, separation, indirect tax-related and acquisition payments. These measures should be considered in addition to, not as a substitute for, GAAP measures. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Three Months Ended September 30, 2015 Data Supplement Sheet

•	Nine Months Ended September 30, 2015 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2015 Guidance

Media, investors and analysts contact

Christian Fife, +1 732 369 7465, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in millions, except share and per share data)	2015	2014	2015	2014
Sales	$643.6	$707.3	$1,956.9	$2,171.8
Cost of sales	479.0	487.3	1,371.2	1,504.3

Gross profit	164.6	220.0	585.7	667.5

Costs and expenses:
Selling and administrative expenses	99.3	95.7	277.6	284.7
Product engineering expenses	33.7	35.7	108.3	113.1
Other operating expense, net	1.7	0.9	3.8	7.4

Operating income	29.9	87.7	196.0	262.3

Equity income of unconsolidated joint ventures, net	9.5	6.3	24.0	17.8
Other non-operating (expense)/income, net	(0.4)	0.1	0.7	(2.7)
Interest (expense)/income, net	(2.9)	(0.1)	(4.5)	0.1

Income before income taxes	36.1	94.0	216.2	277.5

Income tax (benefit)/expense	(5.2)	9.5	31.8	43.3

Net income including noncontrolling interests	41.3	84.5	184.4	234.2

Less: Net income attributable to noncontrolling interests	2.5	2.5	7.9	7.8

Net income attributable to Company	$38.8	$82.0	$176.5	$226.4

Net income per common share:
Basic	$0.67	$1.38	$3.04	$3.75
Diluted	$0.67	$1.37	$3.02	$3.71

Cash dividend per share of common stock	$—	$—	$—	$—

Weighted average common shares outstanding:
Basic	57,606,846	59,369,423	57,973,356	60,342,549
Diluted	57,959,285	59,972,228	58,450,857	60,996,987

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(Amounts in millions)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$544.1	$411.7
Short-term investments	45.1	—
Accounts receivable, less allowance for doubtful accounts: $4.2 in 2015; $4.1 in 2014	465.4	445.6
Inventories:
Finished products	101.7	87.3
Products in process	6.2	7.5
Raw materials	111.2	94.8
Taxes receivable on income	15.2	4.1
Future income tax benefits	18.7	20.8
Guaranteed notes receivable	53.7	52.8
Other current assets	59.5	57.9

Total Current Assets	1,420.8	1,182.5

Property, plant and equipment, less accumulated depreciation	397.6	424.9
Goodwill	387.4	421.0
Long-term future income tax benefits	246.5	268.7
Investments in unconsolidated joint ventures	24.8	19.6
Intangible assets, net	66.0	78.4
Other Assets	55.4	37.6

Total Assets	$2,598.5	$2,432.7

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$2.9	$8.1
Accounts payable	161.3	121.2
Accrued payroll	106.5	103.9
Current portion of warranties	25.1	25.8
Accrued expenses	61.7	58.5
Other accrued liabilities	115.1	100.2

Total Current Liabilities	472.6	417.7

Long-term debt	498.6	307.1
Post-retirement benefits	558.0	595.0
Deferred tax liabilities	120.5	129.2
Long-term income tax liabilities	47.9	48.5
Other liabilities	76.4	46.2

Total Liabilities	1,774.0	1,543.7

Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 78,484,667 in 2015; 77,961,040 in 2014; and shares outstanding: 57,346,049 in 2015; 58,425,873 in 2014	0.8	0.8
Capital surplus	850.8	828.3
Treasury stock, at cost: 21,138,618 shares in 2015; 19,535,167 shares in 2014	(1,434.8)	(1,248.1)
Retained earnings	1,840.0	1,663.3
Accumulated other comprehensive income	(480.9)	(402.7)

Total shareholders’ equity	775.9	841.6
Noncontrolling interests	48.6	47.4

Total Equity	824.5	889.0

Total Liabilities and Equity	$2,598.5	$2,432.7

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in millions)	2015	2014	2015	2014
Operating Activities
Net income including noncontrolling interest	41.3	84.5	184.4	234.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20.1	20.6	57.0	61.4
Amortization of intangibles	5.1	5.4	15.0	14.4
Equity in earnings of unconsolidated joint ventures, net of dividends received	(3.2)	1.2	(5.3)	0.3
Non-cash stock compensation	3.7	3.9	10.7	11.5
Non-cash interest expense and debt issuance cost amortization	3.9	—	3.9	—
Deferred income tax benefit	(0.4)	(1.7)	(0.7)	(2.2)
Post-retirement benefit expense	10.7	7.7	31.6	24.2
Loss on sale of facilities	0.1	—	0.3	0.2
Changes in assets and liabilities:
Accounts receivable, net	15.8	(103.7)	(53.0)	(142.2)
Inventories	(23.5)	(5.9)	(45.0)	(18.7)
Accounts payable	4.7	3.0	50.1	25.6
Other accrued liabilities and taxes	5.5	13.5	32.5	11.0
Other current and long-term assets	(0.2)	25.9	(21.3)	9.3
Other long-term liabilities	35.0	1.1	33.4	4.7
Post-retirement benefit payments	(5.2)	(7.5)	(15.2)	(22.9)

Net cash provided by operating activities:	$113.4	$48.0	$278.4	$210.8

Investing Activities
Purchases of property, plant and equipment	(22.2)	(36.1)	(59.9)	(80.0)
Investments in capitalized software	(1.9)	(2.2)	(7.7)	(9.3)
Sales/(purchases) of short-term and other investments, net	38.5	50.7	(44.0)	50.7
Cost of preferred stock investment	—	—	(20.0)	—
Acquisitions of businesses, net	—	—	—	(125.9)

Net cash provided / (used) by investing activities:	$14.4	$12.4	$(131.6)	$(164.5)

Financing Activities
Borrowings of long-term debt and revolving credit facilities	—	77.0	577.0	229.0
Repayments of long-term debt and revolving credit facilities	(0.8)	—	(385.0)	—
Net repayments of short-term debt	—	(21.3)	(4.8)	(36.3)
Purchases of treasury stock	(66.3)	(105.1)	(186.8)	(299.5)
Dividends to noncontrolling interest holders	(3.4)	(1.9)	(4.9)	(4.3)
Purchase of subsidiary shares from noncontrolling interest	—	—	—	(5.7)
Proceeds from exercise of stock options	0.9	0.8	16.8	12.1

Net cash (used) / provided by financing activities:	$(69.6)	$(50.5)	$12.3	$(104.7)

Effect of exchange rate changes on cash and cash equivalents	(2.7)	(22.7)	(26.7)	(26.4)

Net increase / (decrease) in cash and cash equivalents	55.5	(12.8)	132.4	(84.8)
Cash and Equivalents at Beginning of Period	488.6	400.8	411.7	472.8

Cash and Equivalents at End of Period	$544.1	$388.0	$544.1	$388.0

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three months ended September 30, 2015 Data Supplement Sheet (Unaudited)

	Three Months Ended September 30,
(Amounts in millions, except per share data)	2015	% of Sales/ Adj Sales	2014	% of Sales/ Adj Sales	Chg vs. 2014	% Chg vs. 2014
Sales
Reported	$643.6		$707.3		$(63.7)	-9.0%
Foreign exchange translational effects	106.1		—		106.1

Adjusted Sales	$749.7		$707.3		$42.4	6.0%

Gross Profit
Reported	$164.6	25.6%	$220.0	31.1%	$(55.4)	-25.2%
Streamlining costs	34.4		0.3		34.1
Separation costs	0.2		0.1		0.1

Performance Gross Profit	$199.2	31.0%	$220.4	31.2%	$(21.2)	-9.6%
Foreign exchange translational effects	32.2		—		32.2

Adjusted Gross Profit	$231.4	30.9%	$220.4	31.2%	$11.0	5.0%	-30 bps

Selling, Administrative, Product Engineering Expenses and Other
Reported	$134.7	20.9%	$132.3	18.7%	$2.4	1.8%
Streamlining costs	(13.5)		(2.9)		(10.6)
Separation costs	(1.3)		(1.3)		—
Acquisition related costs	(2.2)		(2.5)		0.3

Performance Selling, Administrative, Product Engineering Expenses and Other	$117.7	18.3%	$125.6	17.8%	$(7.9)	-6.3%
Foreign exchange translational effects	19.7		—		19.7

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$137.4	18.3%	$125.6	17.8%	$11.8	9.4%	56 bps

Operating Income
Reported	$29.9	4.6%	$87.7	12.4%	$(57.8)	-65.9%
Streamlining costs	47.9		3.2		44.7
Separation costs	1.5		1.4		0.1
Acquisition related costs	2.2		2.5		(0.3)

Performance Operating Income	$81.5	12.7%	$94.8	13.4%	$(13.3)	-14.0%	-74 bps
Foreign exchange translational effects	12.5		—		12.5

Adjusted Operating Income	$94.0	12.5%	$94.8	13.4%	$(0.8)	-0.8%	-86 bps

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$38.8		$82.0		$(43.2)	-52.7%
Income tax (benefit)/expense	(5.2)		9.5		(14.7)
Interest expense, net	(2.9)		(0.1)		(2.8)

EBIT	$36.5	5.7%	$91.6	13.0%	$(55.1)	-60.2%	-728 bps
Streamlining costs	47.9		3.2		44.7
Separation costs	1.8		0.5		1.3
Acquisition related costs	2.2		2.6		(0.4)

Performance EBIT (Earnings Before Interest and Taxes)	$88.4	13.7%	$97.9	13.8%	$(9.5)	-9.7%	-11 bps

Pre-Tax Income
EBIT	$36.5		$91.6		$(55.1)
Interest expense, net	(2.9)		(0.1)		(2.8)

Pre-Tax Income	$33.6		$91.5		$(57.9)

Streamlining costs	47.9		3.2		44.7
Separation costs	1.8		0.5		1.3
Acquisition related costs	2.2		2.6		(0.4)

Performance Pre-Tax Income	$85.5		$97.8		$(12.3)

Tax rate on a performance basis	5.8%		11.6%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$38.8		$82.0		$(43.2)
Streamlining cost, net of tax	37.6		2.4		35.2
Separation costs, net of tax	1.3		0.1		1.2
Acquisition related costs, net of tax	1.5		1.8		(0.3)
Tax items	1.3		0.2		1.1

Performance Net Income Attributable to Company	$80.5		$86.5		$(6.0)

Performance Net Income Attributable to Company per Diluted Common Share	$1.39		$1.44
Common Shares Outstanding - Diluted	58.0		60.0

	Gross Profit	Operating Income
Incremental Gross Profit and Operating Income Margin
Increase in adjusted sales from ‘14	42.4	42.4
Increase in adjusted income from ‘14	11.0	(0.8)

Incremental Income as a % of Sales	25.9%	-1.9%
YoY Transactional Foreign Exchange (FX) Impact		(0.6)

Increase in adjusted income from ‘14 excluding transactional FX impact		(1.4)
Incremental income excluding transactional FX as a % of Sales		-3.3%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Nine months ended September 30, 2015 Data Supplement Sheet (Unaudited)

	Nine Months Ended September 30,
(Amounts in millions, except per share data)	2015	% of Sales/ Adj Sales	2014	% of Sales/ Adj Sales	Chg vs. 2014	% Chg vs. 2014
Sales
Reported	$1,956.9		$2,171.8		$(214.9)	-9.9%
Foreign exchange translational effects	332.5		—		332.5

Adjusted Sales	$2,289.4		$2,171.8		$117.6	5.4%

Gross Profit
Reported	$585.7	29.9%	$667.5	30.7%	$(81.8)	-12.3%
Streamlining costs	37.3		5.6		31.7
Separation costs	0.6		0.5		0.1

Performance Gross Profit	$623.6	31.9%	$673.6	31.0%	$(50.0)	-7.4%
Foreign exchange translational effects	110.0		—		110.0

Adjusted Gross Profit	$733.6	32.0%	$673.6	31.0%	$60.0	8.9%	103 bps

Selling, Administrative, Product Engineering Expenses and Other
Reported	$389.7	19.9%	$405.2	18.7%	$(15.5)	-3.8%
Streamlining costs	(20.0)		(5.2)		(14.8)
Separation costs	(3.0)		(3.0)		—
Indirect tax related costs	(2.8)		—		(2.8)
Acquisition related costs	(6.9)		(6.3)		(0.6)

Performance Selling, Administrative, Product Engineering Expenses and Other	$357.0	18.2%	$390.7	18.0%	$(33.7)	-8.6%
Foreign exchange translational effects	63.8		—		63.8

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$420.8	18.4%	$390.7	18.0%	$30.1	7.7%	39 bps

Operating Income
Reported	$196.0	10.0%	$262.3	12.1%	$(66.3)	-25.3%
Streamlining costs	57.3		10.8		46.5
Separation costs	3.6		3.5		0.1
Indirect tax related costs	2.8		—		2.8
Acquisition related costs	6.9		6.3		0.6

Performance Operating Income	$266.6	13.6%	$282.9	13.0%	$(16.3)	-5.8%	60 bps
Foreign exchange translational effects	46.2		—		46.2

Adjusted Operating Income	$312.8	13.7%	$282.9	13.0%	$29.9	10.6%	64 bps

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$176.5		$226.4		$(49.9)	-22.0%
Income tax expense	31.8		43.3		(11.5)
Interest (expense)/income, net	(4.5)		0.1		(4.6)

EBIT	$212.8	10.9%	$269.6	12.4%	$(56.8)	-21.1%	-154 bps
Streamlining costs	57.3		10.8		46.5
Separation costs	2.9		3.3		(0.4)
Indirect tax related costs	2.8		—		2.8
Acquisition related costs	6.9		8.0		(1.1)

Performance EBIT (Earnings Before Interest and Taxes)	$282.7	14.4%	$291.7	13.4%	$(9.0)	-3.1%	102 bps

Pre-Tax Income
EBIT	$212.8		$269.6		$(56.8)
Interest (expense)/income, net	(4.5)		0.1		(4.6)

Pre-Tax Income	$208.3		$269.7		$(61.4)

Streamlining costs	57.3		10.8		46.5
Separation costs	2.9		3.3		(0.4)
Indirect tax related costs	2.8		—		2.8
Acquisition related costs	6.9		8.0		(1.1)

Performance Pre-Tax Income	$278.2		$291.8		$(13.6)

Tax rate on a performance basis	11.8%		13.5%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$176.5		$226.4		$(49.9)
Streamlining cost, net of tax	44.7		7.1		37.6
Separation costs, net of tax	1.8		2.4		(0.6)
Indirect tax related costs, net of tax	1.9		—		1.9
Acquisition related costs, net of tax	4.5		5.5		(1.0)
Tax items	15.9		11.0		4.9

Performance Net Income Attributable to Company	$245.3		$252.4		$(7.1)

Performance Net Income Attributable to Company per Diluted Common Share	$4.20		$4.14

Common Shares Outstanding - Diluted	58.5		61.0

	Gross Profit	Operating Income
Incremental Gross Profit and Operating Income Margin
Increase in adjusted sales from ‘14	117.6	117.6
Increase in adjusted income from ‘14	60.0	29.9

Incremental Income as a % of Sales	51.0%	25.4%
YoY Transactional Foreign Exchange (FX) Impact		(14.9)

Increase in adjusted income from ‘14 excluding transactional FX impact		15.0
Incremental income excluding transactional FX as a % of Sales		12.8%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in millions)	2015	2014	2015	2014
Net Cash Provided by Operating Activities	$113.4	$48.0	$278.4	$210.8

Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(24.1)	(38.3)	(67.6)	(89.3)

Free Cash Flow	$89.3	$9.7	$210.8	$121.5

Less: Streamlining & separation payments	(8.7)	(5.8)	(17.4)	(14.5)
Less: A/R securitization related payments	—	(73.5)	—	(73.5)
Less: Indirect tax related payments	(0.2)	—	(0.3)	—
Less: Acquisition related payments	(0.1)	(0.3)	(0.5)	(1.4)

Performance Free Cash Flow	$98.3	$89.3	$229.0	$210.9

Note: This statement reconciles net cash provided by operating activities to performance free cash flow. Management uses performance free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Performance free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2015 Guidance

(Unaudited)

(Amounts in millions, except per share data)
Full Year 2015 Guidance
Operating Income

Reported Operating Income Margin	10.4% - 10.7%
Streamlining cost, impact to margin	2.4%
Separation costs, impact to margin	0.2%
Indirect tax related costs, impact to margin	0.1%
Acquisition related items, impact to margin	0.3%

Performance Operating Income Margin	13.4% - 13.7%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$238.9 - $244.7
Streamlining cost, net of tax	49.6
Separation costs, net of tax	2.8
Indirect tax related costs, net of tax	1.9
Acquisition related items, net of tax	5.9
Tax items	19.9

Performance Net Income Attributable to Company	$319.0 - $324.8

Reported Net Income Attributable to Company per Diluted Common Share	$4.12 - $4.22

Performance Net Income Attributable to Company per Diluted Common Share	$5.50 - $5.60

Diluted common shares outstanding	~ 58

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.